FOR IMMEDIATE RELEASE

ACQUISITION OF RUSSELL CORPORATION COMPLETE

ATLANTA (AUGUST 2, 2006) – Russell Corporation (NYSE: RML), a leading branded athletic and sporting goods company, announced today the successful completion of its acquisition by Fruit of the Loom, Inc., a subsidiary of Berkshire Hathaway Inc. (NYSE: BRK.A and BRK.B). Russell stockholders approved the transaction at a special stockholder’s meeting on August 1, 2006.

In connection with the closing, Russell intends to notify the New York Stock Exchange that each share of Russell common stock has been converted into the right to receive $18.00 in cash, without interest, and will request that the New York Stock Exchange file with the Securities and Exchange Commission an application to strike Russell Common Stock from listing and registration on the NYSE. In addition, Russell will file with the Securities and Exchange Commission a request that Russell Common Stock be deregistered and that Russell's reporting obligations under Sections 13 and 15(d) of the Securities Exchange Act be suspended.

About Russell Corporation

Russell Corporation is a leading branded athletic and sporting goods company marketing athletic apparel, uniforms, footwear and equipment for a wide variety of sports, outdoor and fitness activities. The Company’s major brands include Russell Athletic®, JERZEES®, Spalding®, Brooks®, Huffy Sports®, Bike®, Moving Comfort®, AAI® and Mossy Oak®.

CONTACT: For Russell Corporation:	Roger Holliday (Financial) 678-742-8181 Nancy Young (Media) 678-742-8118